UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

GREY GLOBAL GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Forward-Looking Statements
Important Legal Information

Filed by Grey Global Group Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Grey Global Group Inc.
Commission File No. 0-7898

Forward-Looking Statements

The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of the operations and financial results, the markets for products, the future development of business, and the contingencies and uncertainties of WPP Group plc (“WPP”) and Grey Global Group Inc. (“Grey”) to which WPP and Grey may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on WPP and Grey may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in WPP’s most recent Annual Report on Form 20-F for the year ended December 31, 2003, Grey’s most recent Annual Report on Form 10-K and 10K/A for the year ended December 31, 2003 and Grey’s quarterly reports on Form 10-Q and other documents filed by WPP and Grey with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: the ability to promptly and effectively integrate the businesses of Grey and WPP; the reaction of WPP’s and Grey’s clients to the transaction and the ability to retain those clients; the ability to retain key personnel; potential client conflicts; the ability to achieve the anticipated strategic benefits of the proposed merger; the diversion of management time on merger-related issues; the effect of foreign exchange rate fluctuations; the performance of financial markets and interest rates; competitive and business factors; new tax or other government regulation; and changes in general economic conditions.

Neither WPP nor Grey undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information

This communication is being made in respect of the proposed merger involving WPP Group plc and Grey Global Group Inc. In connection with the proposed merger, WPP and Grey will prepare a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of Grey to be filed with the SEC, and each will be filing other documents regarding the proposed transaction, with the SEC. Before making any voting or investment decision, Grey’s stockholders and investors are urged to read the proxy statement/prospectus

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regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Grey or WPP will also be able to obtain the proxy statement/prospectus and other documents free of charge by directing their requests to Grey, 777 Third Avenue, New York, NY 10017 (212-546-2000), or to WPP, 125 Park Avenue, New York, NY 10017 (212-632-2200).

Grey and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Grey’s directors and executive officers is available in Grey’s Amendment to their Annual Report on Form 10-K/A for the year ended December 31, 2003, which was filed with the SEC on April 29, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Included in this filing is the following:

•	Email from Edward H. Meyer, Chairman and Chief Executive Officer of Grey to employees

Here’s a letter from Martin Sorrell that I wanted to send you.

As you might imagine, we are highly delighted that the board of Grey Global Group has accepted our offer and agreed to join forces with WPP.

The first thing we want to do is to wholeheartedly welcome all Grey Global people to WPP and wish you every success. On a personal level, I have known Ed Meyer for many years and have always had an immense respect for his professional success and achievements.

We are extremely pleased that Grey Global and its distinctive group of companies — Grey Worldwide, MediaCom Worldwide, Grey Direct, G2 Worldwide, GCI Group, Grey Healthcare Group, Grey Interactive, Alliance, WING Latino Group and G WHIZ — have joined the WPP family. All these “tribes” (as we sometimes call our operating company brands) are warmly welcomed and appreciated for both their successful and established track records and individual brand strengths.

The newly enlarged group of WPP and Grey presents exciting new opportunities, both for our clients — enhanced talent and resources will be immediately available to them — and also for our people, for whom new significant career opportunities will open up. This means significant added value for our two key constituencies — our clients and our people.

We have identified a number of reasons why the new WPP makes sense:

First, both WPP and Grey believe that the quality of our thinking and the quality of our creative work are paramount. This will determine our success.

Secondly, philosophically and culturally, both WPP and Grey Global Group are committed to integrated communications. This shared vision makes it possible for us to co-ordinate client communications programs both geographically and functionally. Grey began this process many years ago and others, such as WPP, have followed subsequently.

Thirdly, the arrival of Grey Global Group brings the exciting and challenging prospect of working with some of the world’s most sophisticated marketers as clients: the world’s largest advertiser, Procter & Gamble, together with Mars, Warner Bros, Hasbro, Conagra, 3M, JP Morgan Chase, Adobe, Boehringer Ingelheim.

Fourthly, the new WPP will strengthen relationships with key multinational clients — such as BAT, gsk, Nokia, Diageo, Pfizer and Volvo.

Fifthly, the new WPP will have enhanced capabilities in several functional areas — advertising, media investment management, healthcare, direct and interactive, sales promotion and public relations.

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Lastly, the combination of Grey and WPP will result in enhanced functional and geographic growth prospects.

The new WPP is committed to adding value to its clients and its people by developing capabilities centrally: particularly in the management of property, procurement, information technology and knowledge sharing (what we also call practice development).

As you can see we are excited by the opportunities that this powerful combination will generate.

Again, the warmest of welcomes to WPP. We look forward to an exciting future together and the chance to take Grey Global and WPP to new levels of excellence.